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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2001

REMEC, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	0-27414 (Commission File Number)	95-3814301 (IRS Employer Identification No.)
9404 Chesapeake Drive, San Diego, California (Address of Principal Executive Offices)	92123 (Zip Code)

(619) 560-1301
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

    On Monday, February 26, 2001, REMEC, Inc. closed the sale of substantially all of the assets of its wholly-owned precision instruments unit, Humphrey Inc. ("Humphrey"), to Rosemount Aerospace Inc. ("Rosemount"), a wholly-owned subsidiary of The B.F.Goodrich Company. Pursuant to an Asset Purchase Agreement dated February 21, 2001, by and among Rosemount, Humphrey, REMEC, Inc. and The B.F.Goodrich Company (the "Purchase Agreement"), Rosemount paid a purchase price of $13.48 million in cash at closing (with the final purchase price to be set within 30 days after closing based on certain working capital adjustments as provided in the Purchase Agreement) and assumed an estimated $96,000 worth of Humphrey's liabilities. The assets sold consisted primarily of patents and other forms of intellectual property, manufacturing equipment, existing work-in-process, finished goods inventory and working capital. Humphrey will continue to own the facility and lease it to Rosemount under a lease agreement with an initial term of two years. In addition, REMEC, Inc. will provide certain administrative services to Rosemount during a transitional period of up to six months under the terms of an administrative services agreement.

    The assets sold by Humphrey to Rosemount are used to produce precision instruments for control and measurement systems used in defense and commercial applications. Products include inertial sensors, which are used for guidance and control of unmanned vehicles and precision-guided systems.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

A.
Financial Statements of Business Acquired

  Not Applicable

B.
Pro Forma Financial Information

  An unaudited pro forma balance sheet as of October 27, 2000 and an unaudited pro forma statement of operations for the year ended January 31, 2000 and the nine months ended October 27, 2000, giving effect to the disposition of Humphrey as of October 27, 2000 for the unaudited pro forma balance sheet and for the year ended January 31, 2000 and the nine months ended October 27, 2000 for the pro forma statement of operations, are filed as a part of this report.

REMEC, Inc.

Unaudited Pro Forma Condensed Balance Sheet
As of October 27, 2000

	REMEC as reported	Pro Forma Adjustments		Pro Forma
Current assets:
Cash	$136,784,198	$13,480,000	(a)	$150,264,198
Trade receivables, net	45,506,612	(2,026,276)	(b)	43,480,336
Inventories	56,947,459	(2,006,936)	(b)	54,940,523
Prepaid expenses and other current assets	12,994,152			12,994,152

Total current assets	252,232,421	9,446,788		261,679,209
Property, plant and equipment	75,514,100	(525,292)	(b)	74,988,808
Restricted cash	17,049,299			17,049,299
Goodwill and other intangibles	39,781,224	(484,127)	(c)	39,297,097

Total assets	$384,577,044	$8,437,369		$393,014,413

Current liabilities:
Accounts payable	$16,370,713	$(160,843)	(b)	$16,209,870
Accrued expenses and other current liabilities	28,861,085	3,681,261	(d)	32,542,346

Total current liabilities	45,231,798	3,520,418		48,752,216
Deferred income taxes and other long-term liabilities	7,606,587			7,606,587
Preferred shares	—			—
Common shares	444,385			444,385
Paid in capital	305,202,773			305,202,773
Accumulated other comprehensive income	(915,370)			(915,370)
Retained earnings	27,006,871	4,916,951	(e)	31,923,822

Total shareholders equity	331,738,659	4,916,951		336,655,610

Total liabilities and stockholders' equity	$384,577,044	$8,437,369		$393,014,413

See Notes to Unaudited Pro Forma Condensed Financial Statements.

REMEC, Inc.

Unaudited Pro Forma Condensed Statements of Operations
Nine months ended October 27, 2000

	REMEC as reported	Pro Forma Adjustments	Pro Forma
		(a)
Net sales	$198,441,879	$(10,348,981)	$188,092,898
Cost of sales	143,657,795	(6,101,826)	137,555,969

Gross Profit	54,784,084	(4,247,155)	50,536,929
Operating expenses
Selling, general and administrative	32,784,199	(1,807,927)	30,976,272
Research and development	13,308,896	(859,088)	12,449,808

Total operating expenses	46,093,095	(2,667,015)	43,426,080
Income (loss) from operations	8,690,989	(1,580,140)	7,110,849
Interest income and other, net	6,909,091		6,909,091

Income (loss) before provision (credit) for income taxes	15,600,080	(1,580,140)	14,019,940
Provision (credit) for income taxes	6,032,939	(585,000)	5,447,939

Net income (loss)	$9,567,141	$(995,140)	$8,572,001

Earnings (loss) per share:
Basic:	$0.22		$0.20

Diluted	$0.21		$0.19

Shares used in computing earnings (loss) per share:
Basic	43,043,000		43,043,000

Diluted	45,379,000		45,379,000

(a)
Adjustments to reflect the disposition of substantially all of the assets of Humphrey, Inc., the Company's wholly-owned subsidiary.

    The above Unaudited Pro Forma Condensed Statement of Operations does not include a net gain of approximately $4.9 million to be recorded by REMEC, Inc. in conjunction with the disposition of substantially all of the assets of Humphrey, Inc.

See Notes to Unaudited Pro Forma Condensed Financial Statements.

REMEC, Inc.

Unaudited Pro Forma Condensed Statements of Operations
Twelve months ended January 31, 2000

	REMEC as reported	Pro Forma Adjustments	Pro Forma
		(a)
Net sales	$189,189,319	$(12,699,843)	$176,489,476
Cost of sales	143,580,168	(8,602,565)	134,977,603

Gross Profit	45,609,151	(4,097,278)	41,511,873
Operating expenses
Selling, general and administrative	38,189,435	(2,570,164)	35,619,271
Research and development	13,993,831	(228,873)	13,764,958
Transaction costs	3,130,000		3,130,000

Total operating expenses	55,313,266	(2,799,037)	52,514,229
Income (loss) from operations	(9,704,115)	(1,298,241)	(11,002,356)
Interest income and other, net	2,601,255		2,601,255

Income (loss) before provision (credit) for income taxes	(7,102,860)	(1,298,241)	(8,401,101)
Provision (credit) for income taxes	(428,192)	(480,000)	(908,192)

Net income (loss)	$(6,674,668)	$(818,241)	$(7,492,909)

Earnings (loss) per share:
Basic:	$(0.18)		$(0.20)

Diluted	$(0.18)		$(0.20)

Shares used in computing earnings (loss) per share:
Basic	37,721,000		37,721,000

Diluted	37,721,000		37,721,000

(a)
Adjustments to reflect the disposition of substantially all of the assets of Humphrey, Inc., the Company's wholly-owned subsidiary.

    The above Unaudited Pro Forma Condensed Statement of Operations does not include a net gain of approximately $4.9 million to be recorded by REMEC, Inc. in conjunction with the disposition of substantially all of the assets of Humphrey, Inc.

See Notes to Unaudited Pro Forma Condensed Financial Statements.

Notes to Unaudited Pro Forma Condensed Financial Statements

1.
The unaudited pro forma condensed financial statements reflect the sale of substantially all of the assets of the Company's wholly-owned subsidiary, Humphrey, Inc., to Rosemount Aerospace, Inc. ("Rosemount"), a subsidiary of The B.F. Goodrich Company, in consideration for $13.48 million in cash.

2.
The unaudited pro forma condensed statements of operations for the year ended January 31, 2000, and for the nine month period ended October 27, 2000, reflect the Company's results of operations for such periods as if the Company had disposed of such assets as of the beginning of all such periods.

3.
The unaudited pro forma condensed balance sheet includes the adjustments necessary as if the sale of the assets occurred on October 27, 2000 and reflects the receipt of the consideration, disposal of the assets and the estimated transaction costs. These adjustments are summarized as follows:

  (a)
  Receipt of $13.48 million in cash.

  (b)
  Disposal of accounts receivable, inventory, and certain other assets and transfer of certain liabilities.

  (c)
  Write off of goodwill held by Humphrey, Inc.

  (d)
  Accrual of estimated income taxes and transaction costs associated with the sale.

  (e)
  Recognition of an immediate gain on sale of assets (net of income taxes) by REMEC, Inc.

    The unaudited pro forma financial statements have been prepared on the basis of preliminary estimates which are subject to adjustment. The pro forma financial statements may not be indicative of the results that actually would have been achieved if the disposition had been effected on the dates indicated, or the results which may be achieved in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of REMEC, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized, on March 13, 2001.

REMEC, INC.
By:	/s/ MICHAEL D. MCDONALD Michael D. McDonald Senior Vice President, Chief Financial and Accounting Officer and Secretary

QuickLinks

REMEC, Inc. Unaudited Pro Forma Condensed Balance Sheet As of October 27, 2000
REMEC, Inc. Unaudited Pro Forma Condensed Statements of Operations Nine months ended October 27, 2000
REMEC, Inc. Unaudited Pro Forma Condensed Statements of Operations Twelve months ended January 31, 2000
Notes to Unaudited Pro Forma Condensed Financial Statements
SIGNATURES